Exhibit 10.9(B)

ARE-SAN FRANCISCO NO. 17, LLC

c/o Alexandria Real Estate Equities, Inc.

385 E. Colorado Boulevard, Suite 299

Pasadena, California 91101

January 4, 2011

Achaogen, Inc.

7000 Shoreline Court

South San Francisco, CA 94080

Attention: Finance Department

Re:	7000 Shoreline Court, South San Francisco, California

Ladies and Gentlemen:

Achaogen, Inc. (“Tenant”) and ARE-San Francisco No. 17, LLC (“Landlord”) are parties to that certain Amended and Restated Lease Agreement dated December 29, 2010 (“Lease”) whereby Tenant leases certain premises at the above-referenced building. Initially capitalized terms used and not defined herein shall have the meanings set forth in the Lease.

Notwithstanding anything in the Lease to the contrary, Landlord and Tenant agree that (i) Base Rent for the month of March 2011 shall be $51,032.40 and (ii) Tenant’s Share of Operating Expenses for the month of March 2011 shall be 16.27%. Tenant shall continue to occupy and pay rent for Premises East (as defined in the Existing Lease) for the month of March 2011 under the MJ Research Sublease (as defined in the Existing Lease).

Except as specifically modified by this letter, all of the other terms and provisions of the Lease shall remain in full force and effect and unmodified by this letter. If there is a conflict between the terms of this letter and the terms of the Lease, then the terms of this letter shall govern and control in all respects.

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

TENANT:

ACHAOGEN, INC.,
a Delaware corporation

By:	/s/ John C. Doyle
Its:	CFO & VP, Operations

LANDLORD:

ARE-SAN FRANCISCO NO. 17, LLC, a Delaware limited liability company

By:	ALEXANDRIA REAL ESTATE EQUITIES, L.P.,
a Delaware limited partnership, its managing member

	By:	ARE-QRS CORP.,
a Maryland corporation, its general partner

		By:	/s/ Eric S. Johnson
		Its:	Vice President
Real Estate Legal Affairs